REVOLVING LINE OF CREDIT AGREEMENT

This Revolving Line of Credit Agreement (the “Agreement”) is made and entered into this 15th day of April, 2019 (the “Effective Date”) by and between Los Angeles Community Capital, a California Corporation (the “Lender”), and Community Economic Development Capital LLC., a California limited liability company (“Borrower”).

In consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

1.      L ine of Credit. Lenders hereby establishes for a period of sixty (60) months from the Effective Date (

“Maturity Date”) a revolving line of credit (the “Credit Line”) for Borrower in the principal amount of One Million Five hundred Thousand dollars ($1,500,000) (the “Credit Limit”) which indebtedness shall be evidenced by and repaid in accordance with the terms of a promissory note for the amount of the Credit Limit in substantially the form attached hereto as Exhibit A (the “Promissory Note”). All sums advanced on the Credit Line or pursuant to the terms of this Agreement (each an “Advance”) shall become part of the principal of the applicable Promissory Note and shall be used to purchase existing businesses or real estate in the United States of America.

2.    R enewal and Extension of Line of Credit. Provided that Borrower is not in default under this

Agreement or the Promissory Note, at the Maturity Date, the Borrower, at the Borrower’s option may extend and renew this Credit Line for three additional terms of sixty (60) months each.

3.      A dvances, Use of Advance and Security.

(a)        Lender agrees to make funds available under this Credit Line on the following schedule:

(i)                    Upon written notification from borrower which identified the target acquisition; and

(ii)                  Execution of a security agreement that collateralized the advance/draw against the assets/property to be acquired with the advance.

(b)      Subject to subparagraph (a) above, any request for an Advance may be made from time to time and in such amounts as Borrower may choose, provided, however, any requested Advance will not, when added to the outstanding principal balance of all previous Advances, exceed the Credit Limit. Requests for Advances must be made in writing, delivered to the Lender, by such officer of Borrower authorized by it to request such advances. Until such time as Lender may be notified otherwise, Borrower hereby authorizes its Chief Executive Officer or its Chief Financial Officer to request Advances. For each Advance, properly requested, the Lender shall advance an amount equal to the Advance amount. The Lender may refuse to make any requested Advance if an event of default has occurred and is continuing hereunder either at the time the request is given or the date the Advance is to be made, or if an event has occurred or condition exists which, with the giving of notice or passing of time or both, would constitute an event of default hereunder as of such dates.

4.        I nterest. All sums advanced pursuant to this Agreement shall bear interest from the date each

Advance is made until paid in full at an interest rate of zero percent (0%) simple interest per annum (the “Interest Rate”). Interest will be calculated on a basis of a 360-day year and charged for the actual number of days elapsed.

5.     Developer fees. Notwithstanding the foregoing, upon the sale of any property purchased with the loan, the lender would receive a developer fee of 10% of sale price/amount of each property sold that was bought with the loan until the Credit Line has been repaid in full and all of Borrower’s other obligations to Lender hereunder have been fully paid and discharged.

6.        C onditions Precedent. No Lender shall not be required to make any advance hereunder unless and until:

(a)        All of the documents required by such Lender, including a Promissory Note, have been duly executed and delivered to such Lender and shall be in full force and effect.

(b)      The representations and warranties contained in this Agreement are then true with the same effect as though the representations and warranties had been made at such time. The request for an Advance by Borrower shall constitute a reaffirmation to Lender that all representations and warranties made herein remain true and correct in all material respects to the same extent as though given the time such request is made, and that all conditions precedent listed in this Paragraph 5 have been, and continue to be, satisfied in all respects as of the date such request is made.

(c)          No event of default hereunder has occurred and is continuing, and no condition exists or event has occurred which, with the passing of time or the giving of notice or both, would constitute an event of default hereunder.

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9.             R epresentations and Warranties. In order to induce Lender to enter into this Agreement and to make the advances provided for herein, Borrower represents and warrants to Lenders as follows:

(a)        Borrower is a duly organized , validly existing, and in good standing under the laws of the State of California with the power to own its assets and to transact business in California, and in such other states where its business is conducted.

(b)        Borrower has the authority and power to execute and deliver any document required hereunder and to perform any condition or obligation imposed under the terms of such documents.

(c)        There is no action, suit, investigation, or proceeding pending or, to the knowledge of Borrower, threatened, against or affecting Borrower or any of its assets which, if adversely determined, would have a material adverse effect on the financial condition of Borrower or the operation of its business.

(d)        No information or report furnished by Borrower to Lender in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

10.       Affirmative Covenants. So long as any sum remains unpaid hereunder, in whole or in part, Borrower covenants and agrees that except with the prior written consent of the Lender, which consent will not be unreasonably withheld, it shall do the following:

(a)        Borrower shall duly observe and conform to all valid requirements of any governmental authority relative to the conduct of its business, its properties, or its assets and will maintain and keep in full force and effect its corporate existence and all licenses and permits necessary to the proper conduct of its business.

(b)        Borrower shall keep proper books of records and accounts in which full, true, and correct entries will be made of all dealings or transactions relating to its business and activities.

(c)        Borrower shall (1) file all applicable reports which it is required to file with the Securities and Exchange Commission in a timely manner; (2) file all applicable federal, state, and local tax returns or other statements required to be filed in connection with its business, including those for income taxes, sales taxes, property taxes, payroll taxes, payroll withholding amounts, FICA contributions, and similar items; (3) maintain appropriate reserves for the accrual of the same; and (4) pay when due all such taxes, or sums or assessments made in connection therewith. Provided, however, that (until distraint, foreclosure, sale, or similar proceedings have been commenced) nothing herein will require Borrower to pay any sum or assessment, the validity of which is being contested in good faith by proceedings diligently pursued and as to which adequate reserves have been made.

11.       Negative Covenants. So long as any amounts due hereunder remain unpaid in whole or in part, Borrower covenants that except with the prior written consent of the Lender, which consent will not be unreasonably withheld, it will not do any of the following:

(a)      Borrower shall not make any loans or advances to any person or other entity other than in the normal and ordinary course of business now conducted; make any investment in securities of any person or other entity; or guarantee or otherwise become liable upon the obligations of any person or other entity, except by endorsement of negotiable instruments for deposit or collection in the normal and ordinary course of business. This restriction will apply, without limitation, to loans to any subsidiaries of Borrower.

(b)      Borrower shall not create or permit to exist any lien, claim, or encumbrance on the assets of Borrower or any part thereof, except as may be granted to Lender.

12.       Events of Default.   An event of default (each, an “E vent of Default”) will occur if any of the following events occurs:

(a)       Failure to pay interest on a monthly basis when due;

(b)       Failure to pay any principal within five (5) days after the same becomes due.

(c)     Any representation or warranty made by Borrower in this Agreement or in connection with any borrowing or request for an advance hereunder, or in any certificate, financial statement, or other statement furnished by Borrower to Lender is untrue in any material respect at the time when made.

(d)    Default by Borrower in the observance or performance of any other covenant or agreement contained in this Agreement, other than a default constituting a separate and distinct event of default under this Paragraph 13.

(e)     Default by Borrower in the observance or performance of any other covenant or agreement contained in any other document or agreement made and given in connection with this Agreement, other than a default constituting a separate and distinct event of default under this Paragraph 13, and the continuance of the same unremedied for a period of fourteen (14) days after notice thereof is given to Borrower.

(f)    Any of the documents executed and delivered in connection herewith for any reason ceases to be valid or in full force and effect or the validity or enforceability of which is challenged or disputed by any signer thereof, other than Lender.

(g)    Borrower shall default in the payment of principal or interest on any other obligation for borrowed money other than hereunder, or defaults in the payment of the deferred purchase price of property beyond the period of grace, if any, provided with respect thereto, or defaults in the performance or observance of any obligation or in any agreement relating thereto, if the effect of such default is to cause or permit the holder or holders of such obligation (or trustee on behalf of such holder or holders) to cause such obligation to become due prior to the stated maturity.

(h)    Filing by Borrower of a voluntary petition in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended or under any other insolvency act or law, state or federal, now or hereafter existing.

(i)    Filing of an involuntary petition against Borrower in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, and the continuance thereof for sixty (60) days undismissed, unbonded, or undischarged.

(j)    All or any substantial part of the property of Borrower shall be condemned, seized, or otherwise appropriated, or custody or control of such property is assumed by any governmental agency or any court of competent jurisdiction, and is retained for a period of thirty (30) days.

13.      R emedies. Upon the occurrence of an Event of Default as defined above, the Lender may declare the entire unpaid principal balance, together with accrued interest thereon, to be immediately due and payable without presentment, demand, protest, or other notice of any kind. Lender may suspend or terminate any obligation it may have hereunder to make additional Advances. To the extent permitted by law, Borrower waives any rights to presentment, demand, protest, or notice of any kind in connection with this Agreement. No failure or delay on the part of the Lender in exercising any right, power, or privilege hereunder will preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided herein are cumulative and not exclusive of any other rights or remedies provided at law or in equity. Borrower agrees to pay all costs of collection incurred by reason of the default, including court costs and reasonable attorney’s fees, whether or not the attorney is a salaried employee of Lender, including such expenses incurred before or after any legal action or Bankruptcy proceeding involving Borrower has commenced, during the pendency of such proceedings, and continuing to all such expenses in connection with any appeal to higher courts arising out of matters associated herewith.

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C ollateral; Security. As security for all obligations of Borrower to Lender, this Credit Line and the Promissory Note shall be secured by all the know and yet to be acquired assets of Borrower.

15.   N otices. All notices, requests, demands and other communications under this Agreement, shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given or within five (5) business days if mailed to the party to whom notice is to be given, by first-class mail, registered, or certified, postage prepaid and properly addressed as follows:

I f to the Borrower, addressed to: Community Economic Development Capital LLC.

Attn: Frank I Igwealor

370 Amapola Ave., Suite 200A Torrance, CA 90501

I f to Lender, addressed to: Los Angeles Community Capital

Attn: Frank I Igwealor

370 Amapola Ave., Suite 200A Torrance, CA 90501

16.

G eneral Provisions. All representations and warranties made in this Agreement and the Promissory Note shall survive the execution and delivery of this Agreement and the making of any loans hereunder. This Agreement will be binding upon and inure to the benefit of Borrower and Lender, their respective successors and assigns, except that Borrower may not assign or transfer its rights or delegate its duties hereunder without the prior written consent of Lender. This Agreement, the Promissory Note, and all documents and instruments associated herewith will be governed by and construed and interpreted in accordance with the laws of the State of California. Time is of the essence hereof. Lender may set off against any debt or account it owns Borrower, now existing or hereafter arising, in accordance with its rules and regulations governing deposit accounts then in existence, and for such purposes is hereby granted a security interest in all such accounts. This Agreement will be deemed to express, embody, and supersede any previous understanding, agreements, or commitments, whether written or oral, between the parties with respect to the general subject matter hereof.  This Agreement may not be amended or modified except in writing signed by the parties.

17.   W aiver of Jury Trial. The Parties hereto hereby voluntarily and irrevocably waive trial by jury in any

Proceeding brought in connection with this Agreement, any of the related agreements and documents, or any of the transactions contemplated hereby or thereby. For purposes of this Agreement, “Proceeding” includes any threatened, pending, or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing, or any other actual, threatened, or completed proceeding, whether brought by or in the right of any party or otherwise and whether civil, criminal, administrative, or investigative, in which a Party was, is, or will be involved as a party or otherwise.

18.   C ounterparts; Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement. Facsimile signatures shall be sufficient for execution of this Agreement.

19.   I ndependent Advice of Counsel. The Parties hereto, and each of them, represent and declare that in executing this Agreement they relied solely upon their own judgment, belief, knowledge and the advice and recommendations of their own independently selected counsel, concerning the nature, extent, and duration of their rights and claims, and that they have not been influenced to any extent whatsoever in executing the Agreement by any representations or statements covering any matters made by any other party or that party’s representatives hereto.

20.     E ntire Agreement. This Agreement, together with the Promissory Note, and the Pledge Agreement,

constitutes the entire understanding and agreement of the parties with respect to the general subject matter hereof; supersede all prior negotiations and agreements with respect thereto; may not be contradicted by evidence of any alleged oral agreement; and may not be amended, modified, or rescinded in any manner except by a written agreement signed by Lender which clearly and unequivocally expresses an intent to amend, modify, or rescind the same.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

B ORROWER

COMMUNITY ECONOMIC DEVELOPMENT CAPITAL LLC.

/ s/ Frank I Igwealor By: Frank I Igwealor Its: President and CEO

L ENDER

Los Angeles Community Capital

/ s/ Frank I Igwealor By: Frank I Igwealor Its: President and CEO